SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Berkshire Hills Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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[BERKSHIRE HILLS BANCORP LOGO]

April 3, 2008

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Berkshire Hills Bancorp, Inc. to be held at:

The Crowne Plaza Hotel
One West Street
Pittsfield, Massachusetts
Thursday, May 15, 2008
10:00 a.m., local time

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously voted.

The Board of Directors recommends that you vote “FOR” each of the proposals to be presented at the annual meeting.

Sincerely,

/s/ Michael P. Daly	/s/ Lawrence A. Bossidy

Michael P. Daly	Lawrence A. Bossidy
President and Chief Executive Officer	Non-Executive Chairman of the Board

[Berkshire Hills Bancorp Logo]

24 North Street
Pittsfield, Massachusetts 01201
(413) 443-5601

______________________

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	10:00 a.m. on Thursday, May 15, 2008

PLACE	Crowne Plaza Hotel
One West Street
Pittsfield, Massachusetts

ITEMS OF BUSINESS	(1) To elect five directors to serve for a term of three years.

(2) To approve the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan.

(3) To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2008.

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	Stockholders as of the close of business on the record date, March 20, 2008, are entitled to one vote for each share of common stock held at that time.

VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  Stockholders owning their shares through a broker, bank or other nominee may be able to vote by telephone or by the Internet.  Please see the enclosed voting instructions on how to vote your shares.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Kevin P. Riley Kevin P. Riley
Corporate Secretary
April 3, 2008

Berkshire Hills Bancorp, Inc.

Proxy Statement

Table of Contents

General Information	1

Information About Voting	1

Corporate Governance	4

Audit Committee Report	8

Compensation Committee Report	9

Director Compensation	10

Stock Ownership	12

Items to be Voted on by Stockholders	14

Item 1 – Election of Directors	14

Item 2 – Approval of the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan	16

Summary Description of the 2003 Equity Compensation Plan	18

Specific Benefits Under the 2003 Equity Compensation Plan	20

Equity Compensation Plan Information	20

Item 3 – Ratification of the Independent Registered Public Accounting Firm	21

Compensation Discussion and Analysis	22

Executive Compensation	29

Other Information Relating to Directors and Executive Officers	38

Submission of Business Proposals and Stockholder Nominations	40

Stockholder Communications	41

Miscellaneous	41

Appendix A Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan	A-1

Berkshire Hills Bancorp, Inc.

Proxy Statement

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Berkshire Hills Bancorp, Inc. for the 2008 annual meeting of stockholders and for any adjournment or postponement of the meeting.  In this proxy statement, we may also refer to Berkshire Hills Bancorp, Inc. as “Berkshire Hills,” the “Company,” “we,” “our” or “us.”

Berkshire Hills is the holding company for Berkshire Bank and Berkshire Insurance Group, Inc.  In this proxy statement, we may also refer to Berkshire Bank as the “Bank.”

We are holding the 2008 annual meeting at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts on Thursday, May 15, 2008 at 10:00 a.m., local time.

We intend to mail this proxy statement and the enclosed proxy card to stockholders of record beginning on or about April 3, 2008.

Information About Voting

Who Can Vote at the Meeting

You are entitled to vote the shares of Berkshire Hills common stock that you owned as of the close of business on March 20, 2008.  As of the close of business on March 20, 2008, a total of 10,474,572 shares of Company common stock were outstanding.  Each share of common stock has one vote.

The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.  There are no such record owners as of March 20, 2008.

Ownership of Shares; Attending the Meeting

You may own shares of Berkshire Hills in one of the following ways:

•	Directly in your name as the stockholder of record;

•	Indirectly through a broker, bank or other holder of record in “street name”; or

•	Indirectly in the Berkshire Hills Bancorp, Inc. Stock Fund of our 401(k) Plan or the trust that holds restricted stock awards issued to directors and employees under our equity plans.

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending these proxy materials directly to you.   As the holder of record, you have the right to

give your proxy directly to us or to vote in person at the meeting.  If you wish to vote at the meeting, you will need to bring proof of identity.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote by filling out a voting form that accompanies your proxy materials.  Your broker, bank or nominee may allow you to provide voting instructions by telephone or by the Internet.  Please see the form provided by your broker, bank or nominee that accompanies this proxy statement.

If you hold your shares in street name and wish to attend the meeting, you will need to bring proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Berkshire Hills common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or nominee who is the record holder of your shares.  You will also need to bring proof of identity to vote at the meeting.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect five directors to serve a term of three years.  In voting on the election of directors, you may vote in favor of the nominees, withhold votes as to all nominees, or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the five nominees receiving the greatest number of votes will be elected.

In voting on the approval of the amended and restated 2003 Equity Compensation Plan and on the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  To amend the plan and to ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for 2008, the affirmative vote of a majority of the votes cast at the annual meeting is required.

Routine and Non-Routine Proposals.  Applicable rules determine whether proposals presented at stockholder meetings are routine or non-routine.  If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote on the proposal without receiving voting instructions from the owner.  If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A broker non-vote occurs when a broker or other entity is unable to vote on a particular proposal and has not received voting instructions from the beneficial owner.  The election of directors and the ratification of Wolf & Company, P.C. as our independent registered accounting firm for 2008 are currently considered routine matters, while the amendment to the 2003 Equity Compensation Plan is considered a non-routine matter.

How We Count Votes.  If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposals to approve the amended and restated 2003 Equity Compensation Plan and to ratify the selection of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast on the proposal.  Therefore, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote “FOR” each of the nominees for director, “FOR” the approval of the amended and restated 2003 Equity Compensation Plan and “FOR” ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for fiscal year 2008.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named as proxies on the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If you have any questions about voting, please contact our proxy solicitor, Georgeson Inc. at (866) 324-8870.

Participants in the Berkshire Bank 401(k) Plan

If you invest in Berkshire Hills common stock through the Berkshire Hills Bancorp Stock Fund in our 401(k) Plan, you will receive a voting instruction card that reflects all shares you may vote under the plan.  Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to his or her account.  The trustee will vote all shares for which it does not receive timely instructions from participants in the same proportion as shares for which the trustee received voting instructions.  The deadline for returning your voting instructions is May 5, 2008.

Corporate Governance

Director Independence

The Company’s Board of Directors currently consists of thirteen members, all of whom are independent under the listing requirements of The NASDAQ Stock Market, except for Mr. Daly, who is President and Chief Executive Officer of Berkshire Hills and Berkshire Bank.  In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans or lines of credit that the Bank has directly or indirectly made to Directors Farrell, Mahoney, McCormick, Miller, Phelps, Templeton and Thurston.

Corporate Governance Policy

The Board of Directors has adopted a corporate governance policy to govern certain activities, including:  the duties and responsibilities of directors; the composition, responsibilities and operation of the Board of Directors; the operation of board committees; succession planning; convening executive sessions of independent directors; the Board of Directors’ interaction with management and third parties; and the evaluation of the performance of the Board of Directors and of the chief executive officer.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of December 31, 2007.  All members of each committee are independent in accordance with the listing requirements of The NASDAQ Stock Market.  Each committee operates under a written charter that is approved by the Board of Directors that governs its composition, responsibilities and operation.  Each committee reviews and reassesses the adequacy of its charter at least annually.  The charters of all four committees are available in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.berkshirebank.com).

Director	Audit Committee	Compensation Committee	Corporate Governance/ Nominating Committee	Risk Management Committee

Wallace W. Altes				X
Lawrence A. Bossidy		X	X*
Michael P. Daly
John B. Davies	X	X
Rodney C. Dimock				X
David B. Farrell	X*
Susan M. Hill				X
Cornelius D. Mahoney			X	X*
Edward G. McCormick		X	X
Catherine B. Miller		X*	X
David E. Phelps	X
D. Jeffrey Templeton				X
Corydon L. Thurston	X

Number of Meetings in 2007	8	6	5	5
__________________________
* Denotes Chairperson

Audit Committee

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with legal and regulatory requirements related to accounting and financial reporting.  The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its performance and independence.  The Board of Directors has designated David B. Farrell as an audit committee financial expert under the rules of the Securities and Exchange Commission.  Mr. Farrell is independent under the listing requirements of The NASDAQ Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the Chief Executive Officer and other executives.  The Compensation Committee also reviews the Company’s incentive compensation and other equity plans and recommends changes to the plans as needed.  The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other highly compensated executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  In addition to reviewing competitive market factors, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

Corporate Governance/Nominating Committee

The Company’s Corporate Governance/Nominating Committee assists the Board of Directors in:  (1) identifying qualified individuals to serve as Board members, (2) determining the composition of the Board of Directors and its committees, (3) monitoring a process to assess Board effectiveness and (4) developing and implementing the Company’s corporate governance guidelines.  The Corporate Governance/Nominating Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.

Minimum Qualifications.  The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local communities;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to the Company and its stockholders; and
•	independence.

The Committee also will consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; the experience, skills and contributions that the existing director brings to the board; and independence.

Director Nomination Process.  The process that the Corporate Governance/Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Berkshire Bank.  The Corporate Governance/Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below.  The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described above.  If such individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Consideration of Recommendations by Stockholders.  It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Risk Management Committee

The Risk Management Committee assists the Board of Directors in: (1) overseeing management’s program to limit or control the material business risks that confront the Company; and (2) approving policies and procedures designed to lead to an understanding of and to identify, control, monitor and measure the material business risks of the Company and its subsidiaries.  These material business risks include, but are not limited to, credit risk, interest rate risk, liquidity risk, regulatory risk, legal risk, operational risk, strategic risk and reputation risk.

Board and Committee Meetings

During 2007, the Board of Directors held eight meetings.  All of the current directors attended at least 75% of the total number of the board meetings and committee meetings held on which such directors served during 2007.

Director Attendance at Annual Meeting of Stockholders

The Board of Directors encourages each director to attend annual meetings of stockholders.  All but two directors attended the 2007 annual meeting of stockholders.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees.  The Code of Ethics and Business Conduct, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code of Ethics and Business Conduct is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.  A copy of the Code of Business Conduct can be found in the Governance Documents portion of the Investor Relations section of the Company’s Web site (www.berkshirebank.com).

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the fair presentation of those financial statements in conformity with generally accepted accounting principles.  The independent registered public accounting firm is also responsible for issuing an opinion on the Company’s internal control over financial reporting based on criteria issued by the Committee on Sponsoring Organizations of the Treadway Commission.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and provided its Report on Internal Control over Financial Reporting.  The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 114 (Communication With Those Charged With Governance), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.  The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the fairness and conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented fairly in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Audit Committee of the Board of Directors of
Berkshire Hills Bancorp, Inc.

David B. Farrell, Chair
John B. Davies
David E. Phelps
Corydon L. Thurston

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of
Berkshire Hills Bancorp, Inc.

Catherine B. Miller, Chair
Lawrence A. Bossidy
John B. Davies
Edward G. McCormick

Director Compensation

           The Company uses a combination of cash, restricted stock and stock options to attract and retain qualified candidates to serve on the Board.   Equity compensation provides the opportunity to earn more based on the Company’s total stockholder return and to align directors’ interests with those of the Company’s stockholders.  The Corporate Governance/Nominating Committee reviews director compensation and benefits annually and makes recommendations to the Board.  The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2007 fiscal year.  This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

Wallace W. Altes	$31,600	$11,283	$–	$234	$43,117
Lawrence A. Bossidy	31,600	31,091	11,029	3,231	76,951
John B. Davies	31,600	11,283	–	234	43,117
Rodney C. Dimock	31,600	11,283	–	–	42,883
David B. Farrell	31,600	11,283	–	234	43,117
Susan M. Hill	7,900	2,575	–	–	10,475
Cornelius D. Mahoney	31,600	11,283	–	16,154	59,037
Catherine B. Miller	31,600	16,707	3,950	722	52,979
Edward G. McCormick	31,600	16,707	3,950	722	52,979
David E. Phelps	31,600	11,283	–	–	42,883
D. Jeffrey Templeton	31,600	11,283	–	234	43,117
Corydon L. Thurston	31,600	16,707	3,950	722	52,979
_____________________________
(1)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock for each director.  The grant date fair value of the 1,000 stock award shares granted in 2007 to Messrs. Dimock and Phelps was $33,700, as recognized for financial statement reporting purposes as computed in accordance with FAS 123(R), based upon the Company’s closing stock price of $33.70 on the grant date of January 30, 2007.  The grant date fair value of the 1,000 stock award shares granted to Ms. Hill in 2007 was $30,900, as recognized for financial statement reporting purposes in accordance with FAS 123(R) based upon the Company’s closing stock price of $30.90 on the grant date of October 1, 2007.  When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(footnotes continued on following page)

(2)	As of December 31, 2007, each non-employee director had the following number of unvested shares of restricted stock and stock options outstanding:

Name	Shares of Unvested Restricted Stock Held in Trust	Stock Options Outstanding

Wallace W. Altes	666	–
Lawrence A. Bossidy	1,817	12,005
John B. Davies	666	21,621
Rodney C. Dimock	1,000	–
David B. Farrell	666	–
Susan M. Hill	1,000	–
Cornelius D. Mahoney	666	15,000
Edward G. McCormick	666	495
Catherine B. Miller	666	7,401
David E. Phelps	1,000	–
Jeffrey D. Templeton	666	5,260
Corydon L. Thurston	666	12,005

(3)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock options for each of the non-employee directors, based upon a fair value of:  (1) $6.15 and $7.98 for options granted in 2003 and 2004, respectively, to Mr. Bossidy; and (2) $7.98 for options granted in 2004 to Messrs. McCormick, Thurston and Ms. Miller, in each case using the Black-Scholes option pricing model.  The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated above.

(4)	Reflects the dollar value of dividends paid on stock awards. For Mr. Mahoney, also includes $15,920, which represents the imputed income recognized under a split-dollar life insurance arrangement.

Cash Retainers for Non-Employee Directors.  The following table sets forth the applicable retainers that will be paid to our non-employee directors for their service on our Board of Directors during 2008.

Annual Retainer for Board Service	$10,000

Annual Retainer for Committee Chairs	1,000

Annual Retainer for Attendance at Board Meetings	7,200

Annual Retainer for Attendance at Committee Meetings	14,400

Stock Ownership

The following table provides information as of March 20, 2008, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	775,864(1)	7.4%

Private Capital Management, L.P. 8889 Pelican Bay Boulevard, Suite 500 Naples, Florida 34108	629,585(2)	6.0
______________________
(1)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 6, 2008.
(2)	Based on information contained in a Schedule13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2008.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 20, 2008.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.  The number of shares owned by all directors and executive officers as a group totaled 5.9% of our outstanding common stock as of March 20, 2008.  Each director and named executive officer owned less than 1.0% of our outstanding common stock as of that date, except for Mr. Daly who owned 1.4% of our common stock as of that date.

Name	Number of Shares Owned (Excluding Options) (1)		Options Exercisable Within 60 Days	Total

Directors
Wallace W. Altes	5,346		–	5,346
Lawrence A. Bossidy	58,388		12,005	70,393
Michael P. Daly	93,260	(2)	56,000	149,260
John B. Davies	4,359		21,621	25,980
Rodney C. Dimock	8,647		–	8,647
David B. Farrell	3,751		–	3,751
Susan M. Hill	18,279	(3)	–	18,279
Cornelius D. Mahoney	56,567	(4)	15,000	71,567
Edward G. McCormick	33,683		495	34,178
Catherine B. Miller	17,079	(5)	7,401	24,480
David E. Phelps	3,236		–	3,236
D. Jeffrey Templeton	16,869		5,260	22,129
Corydon L. Thurston	13,501	(6)	12,005	25,506

Named Executive Officers Who Are Not Directors
Ross D. Gorman	–		–	–
John J. Howard	1,138		–	1,138
John S. Millet	2,677		–	2,677
Michael J. Oleksak	7,935		–	7,935
Kevin P. Riley	27,258		–	27,258

Other Executive Officers(7)	72,573		53,022	125,595

All Executive Officers and Directors, as a Group (21 persons)	444,546		182,809	627,355

 (footnotes on following page)

(1)         This column includes the following:

	Shares of Granted but Unearned Restricted Stock Held In Trust	Shares Held In Trust in the Berkshire Bank 401(k) Plan

Mr. Altes	1,679	–
Mr. Bossidy	1,679	–
Mr. Daly	18,936	8,473
Mr. Davies	1,679	–
Mr. Dimock	2,012	–
Mr. Farrell	1,679	–
Ms. Hill	2,346	–
Mr. Mahoney	1,679	–
Mr. McCormick	1,679	–
Ms. Miller	1,679	–
Mr. Phelps	2,012	–
Mr. Templeton	1,679	–
Mr. Thurston	1,679	–
Mr. Gorman	–	–
Mr. Howard	–	–
Mr. Millet	1,687	–
Mr. Oleksak	6,464	–
Mr. Riley	9,487	–

(2)	Includes 40,989 shares pledged as security.
(3)	Includes 122 shares held by Ms. Hill’s spouse’s IRA.
(4)	Includes 675 shares held by each of Mr. Mahoney’s two children via trusts.
(5)	Includes 1,031 shares held by Ms. Miller’s spouse.
(6)	Includes 112 shares held by a custodian for Mr. Thurston’s child.
(7)	Includes the beneficial ownership of Thomas W. Barney, Senior Vice President of the Bank and Guy H. Boyer and Shepard D. Rainie, each an Executive Vice President of the Bank.

Items to be Voted on by Stockholders

Item 1 — Election of Directors

The Company’s Board of Directors currently consists of thirteen members.  The Board is divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year.  The nominees for election this year are Michael P. Daly, David B. Farrell, Susan M. Hill, Cornelius D. Mahoney and Catherine B. Miller, all of whom are current directors of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his or her current occupation for the last five years.  The age indicated in each nominee’s biography is as of December 31, 2007.  There are no family relationships among the directors or executive officers.  The indicated period for service as a director includes service as a director of the Bank.

Board Nominees for Terms Ending in 2011

Michael P. Daly is President and Chief Executive Officer of the Company and the Bank.  Before these appointments, Mr. Daly served as Executive Vice President and Senior Loan Officer of the Bank.  He has been an employee of the Bank since 1986.  Age 46.  Director since 2002.

David B. Farrell served as the President and Chief Executive Officer and a member of the Board of Directors of Bob’s Stores, a retail company headquartered in Meriden, Connecticut, from October 1999 until his retirement in February 2008.  Bob’s Stores filed for Chapter 11 bankruptcy protection on October 22, 2003.  Mr. Farrell led the company through the bankruptcy reorganization process and on December 24, 2003, Bob’s Stores emerged from bankruptcy through the sale of substantially all of its assets to a subsidiary of the TJX Companies, Inc.  Age 52.  Director since 2005.

Susan M. Hill is President of Hill & Thompson, P.C., a certified public accounting firm located in Manchester Center, Vermont.  She served as a director of Factory Point Bancorp, Inc. and Factory Point National Bank of Manchester Center from 1992 until their acquisition by Berkshire Hills in September 2007.  Age 58.  Director since 2007.

Cornelius D. Mahoney served as President, Chief Executive Officer and Chairman of the Board of Woronoco Bancorp and Woronoco Savings Bank before their merger with the Company and the Bank in June 2005.  He is a former Chairman of America’s Community Bankers and the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston.  He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a past Chairman of the Board of Trustees at Westfield State College.  Age 62.  Director since 2005.

Catherine B. Miller was a Vice President and an owner of Wheeler & Taylor, Inc., an insurance agency with offices in Stockbridge, Great Barrington and Sheffield, Massachusetts.  Ms. Miller previously held administrative and faculty appointments at the State University of New York in Albany and Simon’s Rock College of Bard in Great Barrington, Massachusetts.  Age 66.  Director since 1983.

Directors with Terms Ending in 2009

Wallace W. Altes was the Executive-in-Residence at the Graduate College of Union University in Schenectady, New York until his retirement in 2007.  Mr. Altes is currently a self-employed executive consultant providing consulting services to companies in the Albany Tech Valley Region.  From 2002 to 2004, he was executive counsel to Sawchuk, Brown Associates, an Albany-based public relations firm and from 1989 to 2002, he was the President of the Albany-Colonie Chamber of Commerce.  Age 66.  Director since 2006.

Lawrence A. Bossidy held the positions of Chairman and Chief Executive Officer of Honeywell International, Inc. and before that was Chairman and Chief Executive Officer of AlliedSignal.  Before that, he held the positions of Chief Operating Officer of General Electric Credit, President of General Electric’s Services and Materials Sector and Vice Chairman of General Electric.  Mr. Bossidy has served as a member of the Board of Directors of Merck & Co., Inc., JPMorgan Chase, and K&F Industries Holdings.  Age 72.  Director since 2002.

D. Jeffrey Templeton is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery.  Mr. Templeton is a former director of Woronoco Bancorp.  Age 66.  Director since 2005.

Corydon L. Thurston has served as an acquisition specialist for Redstone Properties, Inc., a land development company located in Williamstown, Massachusetts, since April 2005.  He has also served as the President of North Adams Tower Company, Inc., which owns and manages telecommunication towers, since May 2004.  Before these positions, he served as the President of Berkshire Broadcasting Company, Inc. until it sold the three radio stations it owned and operated in North Adams and Great Barrington, Massachusetts.  Age 55.  Director since 1988.

Directors with Terms Ending in 2010

John B. Davies was appointed Executive Vice President of Massachusetts Mutual Life Insurance Company in 1994 and is currently an Agent Emeritus providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth.  Mr. Davies is a former director of Woronoco Bancorp.  Age 58.  Director since 2005.

Rodney C. Dimock is a Principal at Arrow Capital, LLC, a private investing property development and consulting services company, located in West Granby, Connecticut.  He was formerly President, Chief Operating Officer and a director of Cornerstone Properties, a $4.8 billion office building real estate investment trust and before that he was President of Aetna Realty Investors, Inc., one of the country’s largest real estate investment management advisors.  Age 61.  Director since 2006.

Edward G. McCormick is the managing partner of the law firm of McCormick, Murtagh & Marcus, located in Great Barrington, Massachusetts.  Age 60.  Director since 1994.

David E. Phelps is the President and Chief Executive Officer of Berkshire Health Systems, whose major affiliates are Berkshire Medical Center, Fairview Hospital and Berkshire Health Care Systems, an operator of nursing and rehabilitative care facilities throughout Berkshire County and other areas of Massachusetts, Ohio and Pennsylvania.  Age 55.  Director since 2006.

Item 2 — Approval of the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan

Our 2003 Equity Compensation Plan was initially adopted by the Board and approved by our stockholders in May 2003.  At the annual meeting, we will ask stockholders to approve the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan, which includes amendments to: (1) increase by 200,000 the number of shares of Berkshire Hills Bancorp common stock that the Company may issue under the plan; and (2) satisfy Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to awards granted under the plan. The Board of Directors also adopted a resolution that, if the amended and restated 2003 Equity Compensation Plan is approved by stockholders, the 2001 Stock-Based Incentive Plan will be terminated.  As of February 29, 2008, we had the ability to grant approximately 82,000 additional awards under the 2001 Stock-Based Incentive Plan and approximately 50,000 additional awards under the 2003 Equity Compensation Plan, net of shares reserved pursuant to performance-based awards.  Accordingly, if the amended and restated 2003 Equity Compensation Plan is approved, Berkshire Hills Bancorp will have an aggregate of approximately 250,000 shares available for the grant of stock options and stock awards, which would represent an increase of approximately 118,000 shares as of February 29, 2008.  As of that same date, a total of approximately 622,000 options were outstanding (with a weighted average exercise price of $22.14 and a weighted average remaining term of 4.9 years) and a total of approximately 144,000 shares of restricted stock were outstanding.

The first purpose of the amended and restated 2003 Equity Compensation Plan is to secure adequate shares to implement our current equity grant strategy for the foreseeable future.  The Board believes that the number of shares proposed represents a reasonable amount of potential equity dilution and expense recognition while still allowing the Company to continue awarding equity incentives, which is an important part of our overall compensation program.  We believe that incentives and stock-based awards focus employees on the dual objectives of creating shareholder value and promoting the Company’s success, and that equity compensation plans help to attract, retain and motivate valued employees and directors.  The Board believes that an adequate number of shares under the amended and restated 2003 Equity Compensation Plan will promote the interests of Berkshire Hills Bancorp and its stockholders, allow it to compete effectively with other financial institutions and enable the Company to provide incentives that require achievement of earnings per share goals before such awards can be earned.  For more information on this amendment, see Section 4 of the amended and restated 2003 Equity Compensation Plan, a copy of which is attached as Appendix A.

The second purpose of the amended and restated 2003 Equity Compensation Plan is to allow the Company to grant awards that comply with Section 162(m) of the Code.  Section 162(m) of the Code denies a tax deduction to public companies for compensation paid to certain “covered employees” in a taxable year in excess of $1,000,000, unless the plan contains certain features that qualify the compensation as “performance-based compensation.”  One of the required features to allow stock options granted at fair market value to be treated as “performance-based compensation” is for the plan under which the options are granted to be approved by the stockholders.  In addition, the plan must state the maximum number of options that any individual may be granted over a specified period of time.  For grants of restricted stock shares to meet the requirements of Section 162(m) of the Code, stockholders must approve the material provision of the plan regarding performance goals under which the awards will vest.  Therefore, for any new options granted under the amended and restated 2003 Equity Compensation Plan to be eligible to qualify for full tax deductibility to the Company under Section 162(m), our stockholders must approve the amended and restated 2003 Equity Compensation Plan.

The Board believes it would be in the best interests of the stockholders and the Company to approve the amended and restated 2003 Equity Compensation Plan to ensure compliance with Section 162(m) of the Code and the tax deductibility of all options granted under the amended and restated 2003 Equity Compensation Plan.  If the stockholders of the Company fail to approve the amended and restated 2003 Equity Compensation Plan, we will continue to operate under the plan in its current form, which would remain in effect under those circumstances, and our Compensation Committee will evaluate how best to proceed.  The Compensation Committee’s determination may limit our ability to provide incentives to valued executives or may prevent the Company from taking a tax deduction under Section 162(m) of the Code for certain option grants made to executives if the amended and restated 2003 Equity Compensation Plan is not approved.  If stockholders approve the amended and restated 2003 Equity Compensation Plan, we still may continue to make some awards that do not meet the requirements of Section 162(m) of the Code.  For more information on these amendments, see Sections 5(g) and 6(h) of the amended and restated 2003 Equity Compensation Plan, a copy of which is attached as Appendix A.

We currently maintain: (1) the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan; (2) the Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan; (3) the Woronoco Bancorp, Inc. 1999 Stock-Based Incentive Plan; (4) the Woronoco Bancorp, Inc. 2001 Stock Option Plan; (5) the Factory Point Bancorp, Inc. 1999 Non-Employee Directors Stock Option Plan, as amended and restated; (6) the Factory Point Bancorp, Inc. 1999 Stock Incentive Plan; and (7) the Factory Point Bancorp, Inc. 2004 Stock Incentive Plan, as amended and restated.  However, as of February 29, 2008, we had the ability to grant approximately 82,000 additional awards under the 2001 Stock-Based Incentive Plan and approximately 50,000 additional awards under the 2003 Equity Compensation Plan, net of shares reserved pursuant to performance-based awards.  The Board approved the amended and restated 2003 Equity Compensation Plan based, in part, on its belief that the aggregate number of shares currently available for new award grants under our existing plans is insufficient to adequately provide for future incentives.  The Board of Directors has adopted a resolution that, if the proposed amended and restated 2003 Equity

Compensation Plan is adopted, the 2001 Stock-Based Incentive Plan will be terminated.  Thus, our ability to grant additional awards under our plans, other than the 2003 Equity Compensation Plan, will terminate if stockholders approve the amended and restated 2003 Equity Compensation Plan.  However, outstanding awards under our existing plans, including the 2001 Stock-Based Incentive Plan, will continue in effect in accordance with their terms.  If the amended and restated 2003 Equity Compensation Plan is approved, Berkshire Hills Bancorp will have an aggregate of approximately 250,000 shares available for the grant of stock options and stock awards, which would represent an increase of approximately 118,000 shares as of February 29, 2008.

The Board of Directors recommends a vote “FOR” the approval of the amended and restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan.

Summary Description of the 2003 Equity Compensation Plan

The following is a summary of the material terms of the amended and restated 2003 Equity Compensation Plan, a copy of which is attached hereto as Appendix A.

Type of Awards and Participants.  The amended and restated 2003 Equity Compensation Plan provides for the grant of non-statutory stock options and restricted stock awards to employees and non-employee directors of the Company and its affiliates and for the grant of incentive stock options to employees.

Available Shares of Common Stock.  The shares authorized for issuance under the amended and restated 2003 Equity Compensation Plan may come from either authorized but unissued shares or shares held in treasury.

Amendment of the Plan.  The Board of Directors has the authority to amend or terminate the amended and restated 2003 Equity Compensation Plan, provided such action does not adversely affect any option previously granted under the amended and restated 2003 Equity Compensation Plan or otherwise required by law, regulation or applicable stock exchange requirements.

Administration of Plan and Grants of Stock Awards.  The amended and restated 2003 Equity Compensation Plan is administered by the Compensation Committee of the Board of Directors of the Company.  The committee has the power to decide: (1) who will be granted restricted stock options or stock awards; (2) the number of shares underlying each stock option and the number of shares of restricted stock; (3) the date or dates when each award will vest in whole or in part and the terms and conditions of vesting; and (4) any other terms and conditions, so long as those other terms and conditions are not inconsistent with the amended and restated 2003 Equity Compensation Plan.  The committee’s determinations and interpretations of the amended and restated 2003 Equity Compensation Plan and the stock options and restricted stock awards granted under the amended and restated 2003 Equity Compensation Plan are final and binding upon all Equity Compensation Plan participants.

Stock Options.  All stock options granted under the amended and restated 2003 Equity Compensation Plan will be granted with an exercise price at least equal to 100% of the fair market value of the Company’s common stock on the date of grant.  No stock option will have a term of longer than ten years from the date of grant.  The amended and restated 2003 Equity Compensation Plan does not permit the repricing of previously granted stock options or the cancellation and regrant of stock options without stockholder approval.

For further discussion of the administration of the plan and our stock award granting philosophy and practice, see “Compensation Discussion and Analysis.”

Restricted Stock Awards.  Recipients of restricted stock awards are entitled to receive cash and stock dividends or other distributions (if any) on shares of Company common stock subject to their restricted stock.  In addition, restricted stock award recipients may direct the voting of shares of restricted stock awarded to them.

Effect of Termination of Employment or Service.  Unless otherwise determined by the committee, upon termination of an option holder’s services for any reason other than death, disability, retirement or termination for cause, all then exercisable options will remain exercisable for three months following termination and all unexercisable options will be canceled.  Unless otherwise determined by the committee, if an option holder dies or becomes disabled, all unexercisable options held by the option holder will become fully exercisable and all exercisable options will remain exercisable for one year following the date of the employee’s termination of employment.  Unless otherwise determined by the committee, if a participant retires, the participant may exercise only those stock options that were immediately exercisable by the participant at the date of retirement and only for a period of one year from the date of retirement or, if sooner, until the expiration of the term of the stock option.  In the event of termination for cause, all exercisable and unexercisable options held by the option holder will be canceled.

Unless the committee determines otherwise, upon the termination of a participant’s employment or service for cause or for any reason other than retirement or disability or death, all unvested shares of restricted stock held by the participant will be forfeited.  Unless the committee determines otherwise, if a participant retires, all unvested shares of restricted stock held by the participant will be forfeited as of his or her retirement date.  Unless otherwise determined by the committee, if a participant dies or becomes disabled, all unvested shares of restricted stock held by such participant will immediately vest.

If any stock options or stock awards are forfeited or cancelled for any reason, those shares will again be available for issuance.

Effect of a Change in Control.  The amended and restated 2003 Equity Compensation Plan provides that if a change in control (as defined in the amended and restated 2003 Equity Compensation Plan) occurs, regardless of a participant’s termination of employment or service, all outstanding options will become and remain immediately exercisable for the full term of the options and all shares of restricted stock will become fully vested.

Transferability.  The amended and restated 2003 Equity Compensation Plan generally does not allow for the transfer of options, except if specified in a written will of an optionee or by the laws of descent and distribution.  However, under limited circumstances, non-statutory stock options may be transferred for valid estate planning purposes if approved by the committee.  Restricted stock awards are transferable only by will or the laws of descent and distribution.

Certain Federal Income Tax Consequences.  The following brief description of the tax consequences of stock option and restricted stock awards granted under the amended and restated 2003 Equity Compensation Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

The grant of a non-statutory stock option is not a taxable event.  However, upon the exercise of a non-statutory stock option, an optionee will recognize ordinary income equal to the difference between the option exercise price and the fair market value of the Company common stock on the date of exercise, multiplied by the number of shares purchased upon exercise of the option.  The Company will receive a tax deduction equal to the ordinary income recognized by the optionee.  Employees exercising non-

statutory stock options are subject to federal, state and local (if any) tax withholding on the option income.  Outside directors are not subject to tax withholding.

The grant of an incentive stock option is not a taxable event, nor is the exercise of an incentive stock option, if an optionee does not dispose of the common stock acquired upon exercise for a period of two years from the date of grant and one year following the date of exercise.   If the optionee disposes of the shares before the expiration of the required holding periods, the optionee will have a disqualifying disposition and will recognize ordinary income equal to the difference between the option exercise price and the fair market value of the Company common stock on the date of exercise, multiplied by the number of shares purchased upon exercise of the option. In such a case, the Company will receive a tax deduction equal to the ordinary income recognized by the optionee.  Currently the Internal Revenue Service does not require tax withholding on disqualifying dispositions.

When shares of restricted stock vest, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time, unless he or she makes an election under Section 83(b) of the Internal Revenue Code.  A restricted stock award recipient who makes an election under Section 83(b) of the Internal Revenue Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of the stock at such time.   If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to the recipient or the Company at the time of vesting.

Specific Benefits Under the Amended and Restated 2003 Equity Compensation Plan

Berkshire Hills Bancorp has not approved any awards under the amended and restated 2003 Equity Compensation Plan that are conditioned upon stockholder approval of the amended and restated 2003 Equity Compensation Plan and is not currently considering any specific award grants under the amended and restated 2003 Equity Compensation Plan.

Equity Compensation Plan Information

The following table sets forth information about Company common stock that may be issued upon exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2007.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	644,000	$21.90	202,000

Equity compensation plans not approved by securityholders	–	–	–

Total	644,000	$21.90	202,000

Item 3 — Ratification of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be the Company’s independent registered public accounting firm for the 2008 fiscal year, subject to ratification by stockholders.  A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Audit Fees. The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2007 and 2006 by Wolf & Company, P.C.:

	2007	2006
Audit Fees(1)	$311,350	$420,750
Audit-Related Fees(2)	47,600	36,390
Tax Fees(3)	68,750	92,215
All Other Fees	—	—
_________________________
(1)	Includes fees for the financial statement and internal control over financial reporting audits and quarterly reviews. For 2006, includes fees related to the Company’s proposed stock offering.
(2)	Consists of benefit plan audits, audit-related fees associated with the Factory Point Bancorp, Inc. merger and an audit of the Berkshire Bank and Woronoco Savings Bank employee stock ownership plans.
(3)	Consists of tax filings and tax-related compliance and other advisory services. For 2006, this amount also included $18,465 in tax fees resulting from the Woronoco merger.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm must be specific as to the particular services to be provided for compliance with the auditor services policy.

The request may be made with respect to either specific services or a type of service for predictable or recurring services.

During the year ended December 31, 2007, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Compensation Discussion and Analysis

Compensation Philosophy & Objectives

Overall Philosophy and Guiding Principles

The Compensation Committee believes that the compensation provided to its executives should be appropriately competitive and aligned with the performance of the Company.  Our executive compensation program is designed to attract, motivate, retain and reward the highly-qualified individuals required to drive the Company’s aggressive growth goals and deliver value to its stockholders.

The overall principle guiding executive compensation at the Company is to provide executives with competitive, performance-based total compensation, targeted at the Company market median, for delivering financial and stockholder performance commensurate with peers.  Total compensation is designed to vary based on the Company’s performance relative to its strategic goals and as compared to industry peers. As a result, each executive’s compensation is based on Company and individual performance.

The Compensation Committee believes a significant portion of total compensation should be at risk and based on performance to motivate and reward executives for achieving the Company’s strategic goals.  To accomplish this, the Company’s executive compensation philosophy is to keep base salaries at conservatively competitive levels with a focus on annual and long-term incentives. The focus of the incentive compensation (annual cash plan and equity compensation) is to:  (1) reward the achievement of strategic and financial goals; (2) ensure executives focus on both short and long-term performance; (3) provide balance between Company and individual performance; and (4) ensure executives have a meaningful portion of equity compensation in order to create alignment with stockholder interests.  The Company also maintains a modest benefits and perquisites program.

Compensation Decision Process

The Committee’s decisions related to executive compensation include consideration of the following factors:

•	The Company’s compensation philosophy.

•	The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives.

•	The competitiveness of executive compensation relative to Berkshire Bank’s defined peers and competitive labor market.

•	A review of executive’s total compensation and pay mix.

•	Individual performance, experience and contributions.

•	Retention considerations.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for discharging the Board’s responsibilities in executive compensation matters and for administering the Company’s incentive compensation and equity-based plans.  Four members of our Board of Directors sit on the Committee, each of whom is an independent director under The NASDAQ Stock Market listing requirements. They are Catherine Miller, Chair; Lawrence Bossidy, Edward McCormick and John Davies. To fulfill its responsibilities, the Committee meets throughout the year (six times in 2007) and also takes action by written consent.  The Chair of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate, comprise the executive’s total compensation package.

The Committee reviews Chief Executive Officer performance and makes decisions regarding the Chief Executive Officer’s compensation.  Input and data from the Senior Vice President of Human Resources and outside consultants and advisors are provided as a matter of practice and as requested.  The Chief Executive Officer makes recommendations on other executives to the Compensation Committee. The Compensation Committee reviews his recommendations with the full Board of Directors.

The Committee has the authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting or other advisors or consultants as it deems desirable or appropriate. Details on the Committee’s functions are more fully described in its charter, which has been approved by the Board of Directors.

Role of the Compensation Consultant & Management

The Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation.  In 2007, the Committee relied on the services of compensation consulting firm Pearl Meyer & Partners and law firm Muldoon Murphy & Aguggia LLP.  The Committee had direct access to these advisors for issues related to executive compensation and benefits.

The Committee utilizes the services of Pearl Meyer & Partners to conduct periodic compensation studies as well as ongoing updates on market and best practices.  This information is requested and utilized as needed to support the Committee’s decisions and review processes.

The Compensation Committee periodically requests that consultants and advisors present findings or provide education on best practices and trends in the banking industry related to executive compensation.

The Compensation Committee occasionally requests one or more members of executive or senior management to be present at committee meetings where executive compensation and Company or individual performance are discussed and evaluated.  Executives may provide insight, suggestions or recommendations regarding executive compensation.  However, only Compensation Committee members vote on decisions regarding executive compensation.

The Compensation Committee meets with the Chief Executive Officer to discuss his performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Compensation Committee’s deliberations, as well as input from the compensation consultant, as requested.  The Compensation Committee considers recommendations from the Chief Executive Officer, as well as input from the compensation consultant as requested, to make decisions regarding other executives.

Compensation Structure/Elements

The Company’s compensation program consists of four main components:  Base Salary, Annual Incentives, Long-Term Incentive/Equity Compensation and Benefits and Perquisites.  The following section summarizes the role of each component, how decisions are made and the resulting 2007 decision process as it relates to the named executive officers.

Base Salary

Purpose, Philosophy and Process

The Company believes the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance.  Base salary represents fixed compensation that is targeted to be competitive with the practices of comparable financial institutions in the region.  Each year our consultant, Pearl Meyer & Partners, provides pay range guidelines based on a composite of market data from a custom proxy peer group as well as other data sources of banking compensation information (see “Competitive Benchmarking” for details).  Our competitive range reflects +/- 15% of the market median.  The Committee uses this range in making ongoing base salary decisions for each executive.

In January of each year, the Committee reviews and sets each executive’s base pay to reflect competitive market conditions, individual experience, expertise, performance and contributions.  Input from the Chief Executive Officer is considered in setting the executive salaries while the Committee is solely responsible for determining the Chief Executive Officer salary.

2007 Decisions

In 2007, the Compensation Committee reviewed executive salaries and considered salary increases on a case-by-case basis.  Each executive’s salary was reviewed in consideration of the market range for the position and the relative salaries of the executive team.  Salaries reflect a combination of market and internal relationships.   For 2007, base salaries for named executive officers were:

-	Chief Executive Officer Michael Daly - $400,000, which represented no change from 2006
-	CFO Kevin Riley - $250,000, hired in August 2007
-	Interim CFO John Millet - $150,000
-	EVP, Commercial Lending Michael Oleksak – increased from $200,000 to $225,000
-	President, Berkshire Insurance Group, Ross Gorman - $250,000, which represented no change from 2006
-	EVP, Retail Banking John Howard - $250,000 (resigned effective January 1, 2008)

Annual Incentives

Purpose, Philosophy and Process

The purpose of annual incentives is to motivate and reward the achievement of specific Company, department and individual goals that support the Company’s strategic plan.  Annual incentives are not fixed compensation, must be re-earned and are at risk based on actual performance.  Incentives focus on short-term financial, strategic and individual performance.

Incentive goals are designed to support the Company’s strategic plan.  Company goals are defined each year and approved by the full Board.  At the beginning of each year, the Chief Executive Officer drafts incentive goals and reviews them with the Compensation Committee.  The Compensation Committee discusses the proposed Company goals with the Chief Executive Officer, incorporates appropriate modifications and reviews them with the full Board.

In keeping with the Company’s compensation philosophy, incentive award targets and ranges are reviewed and established based on the market practice of similarly sized financial institutions to provide competitive incentives for achieving performance goals. Target incentives were developed by Pearl Meyer & Partners during the 2006 review and remained the same for 2007.  The target incentives are 40% of base salary for the Chief Executive Officer and 30% - 35% for other executives.   Actual payouts, however, will vary based on a combination of Company and individual performance.

At the end of each year, the incentive plan pool is funded based on the Company having achieved a pre-determined core earnings per share goal.  If the earnings per share goal is achieved, the incentive plan funds at 100% of target.  If earnings per share performance is less than goal, but above a pre-defined “threshold,” the plan funding is reduced and if earnings per share performance is above the target goal, the incentive plan funding is increased. Incentive payouts are then allocated based on each executive’s individual performance.  Individual performance measures vary by executive to reflect his or her role and contributions toward overall Company goals.  This design is intended to provide a balance of “team” through the overall plan funding, but allows actual allocation of the awards to vary based on individual contributions toward the Company’s success.

At the close of the year, once earnings per share performance is known, the plan funding is determined.  The Chief Executive Officer provides the Compensation Committee with incentive recommendations for executive officers based on their individual performance relative to specific goals set for them at the start of the year.  The Committee determines the Chief Executive Officer award and approves the executive officer awards.  The Compensation Committee retains the discretion to modify all forms of incentive payouts based on significant individual or Company performance shortfalls.  Likewise, the Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishment and/or consummation of beneficial acquisitions.

2007 Decisions

For 2007, the Company’s target core earnings per share goal was $2.15.  Although the actual performance for 2007 fell below the targeted earnings per share goal, the Compensation Committee believed that despite a difficult banking environment, the Company’s considerable accomplishments in 2007 warranted that an incentive pool of $1.2 million should be funded.  Major accomplishments for the organization in 2007 included: the establishment of a new executive team; the successful acquisition and integration of Factory Point National Bank; the integration of the five insurance agencies purchased at the end of 2006; and the overall improved financial performance metrics recorded in the fourth quarter, which is perceived as indicative of the pro forma earnings strength of the institution.  The incentive pool was then allocated to executives based on the Chief Executive Officer’s assessment of their performance relative to goals set at the start of the year.

The following incentive awards were approved by the Committee for named executive officers:

-
Chief Executive Officer Michael Daly - $160,000 in recognition of assembling and leading a new executive team; the acquisition of Factory Point National Bank, as well as transitioning to a higher performing organization overall.

-	CFO Kevin Riley - $60,000 for his role in improving the overall performance of the Company. This award was slightly less than target due to joining the Company mid-year.
-	Interim CFO John Millet - $40,000 for his role in keeping the finances of the Company in order while the new CFO was hired.
-	EVP, Commercial Lending Michael Oleksak – $70,000 for maintaining growth and asset quality of the commercial loan portfolio during a difficult environment.
-	President, Berkshire Insurance Group, Ross Gorman - $125,000, which was contractual with the insurance acquisition.
-	EVP, Retail Banking John Howard did not receive an incentive as he was not an employee at the time of the award payment.

Long-Term Incentive/Equity Compensation

Purpose, Philosophy and Process

The Company’s equity compensation plan is designed to provide incentives that reward and align executives with long-term interests of the Company and stockholders.  Restricted stock and stock options reward for stock price appreciation, ensure an “ownership” perspective and encourage retention by vesting over several years.  Executives are considered for annual equity awards in the form of stock options and/or restricted stock as part of the Company’s 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan.  Equity awards are developed based on consideration of competitive market practice, Company performance, and individual performance. The Compensation Committee is authorized, at its discretion, to grant stock options and shares of restricted stock in proportion and upon such terms and conditions as the Committee may determine.

2007 Decisions

In January 2007, the Company approved equity awards in the form of restricted stock for key executives.  The shares vest over three years and were made in recognition of the Company’s performance the previous year, consideration of competitive market data and for purposes of executive retention.  The rationale for providing restricted stock was to provide balance in the total compensation package for executives. The 2007 grants are summarized in the “Grants of Plan Based Awards Table” on page 30.

During 2007, the Compensation Committee spent considerable time reviewing its current equity grant strategy and redefining it for 2008.  For awards granted in 2008, the Committee approved shifting to a combination of time and performance vesting.  Rather than “looking back” on performance, the new grants will “look forward” and vest (i.e. be earned) based on the Company’s achievement of its earnings per share goal.  As a result, the Committee believes the equity compensation program has a stronger performance orientation and maintains the retention aspect.  These grants were not awarded until 2008 and will be presented as part of our 2008 proxy.

Benefits and Perquisites

Purpose, Philosophy and Process

The Company provides select executives with perquisites and other executive benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation philosophy.  The Compensation Committee reviews the benefits on a regular basis to determine the competitiveness and appropriateness of providing executive benefits.

The Company continues to maintain a supplemental retirement arrangement with Mr. Daly that provides a benefit designed to restore benefits capped by IRS limits on qualified plans.  All named executive officers are eligible for modest perquisites such as automobile allowance, financial planning and country club dues.

Competitive Benchmarking

The Compensation Committee assesses “competitive market” compensation using a number of data sources reflecting industry practices of other banks similar in size and region to the Company’s.

A primary data source used in setting competitive market for the named executive officers is the information publicly disclosed by a peer group of other publicly traded banks. This peer group is recommended by Pearl Meyer & Partners and approved by the Chief Executive Officer and Compensation Committee to reflect banks of similar asset size and region (two factors that influence executive compensation in banks).  The peer group is reviewed and updated each year as appropriate since the comparable banks may change depending on acquisitions and business focus of the Bank or our peer institutions.   Given the Company’s rapid growth and the high rate of mergers in the banking industry, the peer group has traditionally been reviewed and updated slightly from year-to-year.  Overall, the goal is to have 20-24 comparative banks that provide a market perspective for executive total compensation.

The following is the peer group used in the 2007 review, conducted by Pearl Meyer & Partners:

NBT Bancorp Inc.
Partners Trust Financial Group, Inc.
S&T Bancorp, Inc.
Sun Bancorp, Inc.
Sterling Financial Corporation
Harleysville National Corporation
TrustCo Bank Corp, NY
KNBT Bancorp, Inc.
Provident New York Bancorp
Independent Bank Corp.

Washington Trust Bancorp, Inc.
Brookline Bancorp, Inc.
DimeCommunity Bancshares, Inc.
Tompkins Trustco, Inc.
OceanFirst Financial Corp.
Kearny Financial Corp (MHC)
Univest Corporation of Pennsylvania
Pennsylvania Commerce Bancorp, Inc.
Parkvale Financial Corporation
Omega Financial Corporation

In addition to the peer group data, the Company used several other sources of data for cash compensation (base salary and incentive).  Pearl Meyer & Partners provides comparative data from several Northeast banking association surveys as well as published industry surveys and a proprietary database of national banking compensation data.  Data reflects banks representing similar asset size and region to the Company.

In addition to ongoing reviews and analyses, the Company undertakes a comprehensive total compensation review every few years.  Pearl Meyer & Partners conducted a comprehensive review for the Company in 2007.  This review is conducted upon the request of the Compensation Committee to the consultant and provides an objective analysis of all elements of compensation (individually and in aggregate) relative to the peer group.  Pay mix and an assessment of the pay for performance relationship are reviewed.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Compensation Committee has considered the impact of the Statement of Financial Accounting Standards No. 123(R), as issued by the FASB in 2004, on the Company’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to named executive officers to $1,000,000 unless the compensation is “performance-based.”  In the Company’s case, base salary and time vested restricted stock are not considered performance-based vehicles and would not be a deductible compensation expense.  Based on the current salaries and awards, the Company does not feel 162(m) will be triggered for our Chief Executive Officer or executive officers.

Option Granting Practices

The Compensation Committee considers whether to make stock option grants during December of each year.  However, grants may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility.  Under our current plans, which were approved by stockholders in 2001 and 2003, the exercise price of an option is the closing market price on the grant date. The grant date for grants determined by the Compensation Committee at its meeting in December is January 30.   For other grants made during the year, the grant date is the first business day after the close of each quarter. The decision of the Compensation Committee to have the grants be effective on a uniform date in the future is designed to: (1) provide for administrative convenience for the Company to track the vesting and exercisability of its stock awards; and (2) prevent any appearance that the Committee is acting on a particular date to provide for a lower exercise price for stock options based on changes in the Company’s market price.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices.  The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors.  Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation.

Executive Compensation

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the chief executive officer, all individuals who served as chief financial officer during 2007 and the three other most highly compensated executive officers of the Company who served in such capacities at December 31, 2007.  These six officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(7)	Option Awards ($)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)

Michael P. Daly President and Chief Executive Officer	2007 2006	$400,000 400,000	$160,000 135,000		$355,007 301,845	$51,020 42,962	$189,272 107,930	$63,740 57,335	$1,219,039 1,045,072

Kevin P. Riley(1) Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2007	59,769	110,000	(6)	12,875	—	—	78,668	261,312

John S. Millet(2) Senior Vice President and Controller	2007 2006	150,000 133,415	40,000 —		35,229 15,483	— —	— —	10,177 3,836	235,406 152,734

John J. Howard(3) Executive Vice President	2007 2006	250,000 57,692	— —		59,895 —	— —	— —	19,051 29,990	328,946 87,682

Michael J. Oleksak(4) Executive Vice President	2007 2006	225,000 175,385	70,000 —		47,157 —	— —	— —	12,068 32,500	354,225 207,885

Ross D. Gorman(5) President and Chief Executive Officer – Berkshire Insurance Group	2007 2006	250,000 54,811	125,000 —		— —	38,350 —	— —	27,400 2,000	440,750 56,811
________________________
(1)	Mr. Riley was appointed as the Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company and Bank on August 1, 2007.
(2)	Mr. Millet served as Senior Vice President and Interim Chief Financial Officer until August 1, 2007.
(3)
Mr. Howard served as Executive Vice President, Retail Banking of Berkshire Bank from October 2, 2006 until January 1, 2008.  In January 2008, Guy H. Boyer, the former President and Chief Executive Officer of Factory Point Bancorp, Inc. and Factory Point National Bank of Manchester Center, which were acquired by the Company in September 2007, assumed that position.

(4)	Mr. Oleksak joined the Company on February 13, 2006.
(5)	Mr. Gorman joined the Company on October 31, 2006.
(6)	Includes signing bonus of $50,000.
(7)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) on outstanding restricted stock for each of the named executive officers.  The amounts were calculated based on the Company’s stock price on the date of grant as summarized below:

Grant Date	Stock Price

January 30, 2006	$33.78
February 24, 2006	33.19
October 2, 2006	35.93
January 30, 2007	33.70
October 1, 2007	30.90

(footnotes continued on following page)

When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(8)
Reflects the compensation expense recognized for financial statement reporting purposes in accordance with FAS 123(R) for outstanding stock options for each of the named executive officers.  The Company uses the Black-Scholes option pricing model to estimate its compensation cost for stock options.  The assumptions used to estimate the value of the options included in this column are summarized below:

Grant Date	Risk-Free Interest Rate	Expected Life	Expected Volatility	Dividend Yield	Fair Value

January 30, 2003	3.85%	10 years	20.34%	1.85%	$6.15
January 1, 2007	4.68%	6 years	19.00%	1.85%	$7.67

The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised.  Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.

(9)
This amount consists of $177,411 attributable to the aggregate change in the actuarial present value of Mr. Daly’s accumulated benefit during 2007 and $11,861 attributable to non-qualified deferred compensation earnings.

(10)
Details of the amounts reported in the “All Other Compensation” column for 2007 are provided in the table below.  For Mr. Riley, consists of $78,668 for consulting services provided to the Company in 2007 before his appointment as Executive Vice President, Chief Financial Officer, Treasurer and Secretary.

	Mr. Daly		Mr. Riley		Mr. Millet		Mr. Howard		Mr. Oleksak		Mr. Gorman
Employer contributions to 401(k) Plan	$15,400		$—		$9,816		$1,298		$11,779		$15,400
Dividends paid on stock awards	21,431		—		361		960		289		—
Perquisites	26,909	(a)	—	(b)	—	(b)	16,793	(c)	—	(b)	12,000	(d)
___________________
(a)	Consisted of an automobile allowance, financial planning services and country club dues.
(b)	Aggregate perquisite amount was less than $10,000.
(c)	Consisted of automobile allowance and country club dues.
(d)	Consisted of automobile allowance.

Grants of Plan-Based Awards

The following table provides information concerning all award grants made to the Company’s named executive officers in 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards

Michael P. Daly(1)(2)	1/30/2007	8,072	$272,026
Kevin P. Riley(3)(4)	10/1/2007	5,000	154,500
John S. Millet(1)(4)	1/30/2007	1,781	60,019
John J. Howard	—	—	—
Michael J. Oleksak(1)(5)	1/30/2007	2,968	100,022
Ross D. Gorman	—	—	—

(1)	Computed in accordance with FAS 123(R) and therefore represents the market value of the shares on the date of grant, based upon the Company’s closing stock price of $33.70.
(2)	Vest in four equal annual installments beginning on the first anniversary of the date of grant.

(footnotes continued on following page)

(3)	Computed in accordance with FAS 123(R) and therefore represent the market value of the shares on the date of grant, based upon the Company’s closing stock price of $30.90.
(4)	Vest in three equal annual installments beginning on the first anniversary of the date of grant.
(5)	Vest in five equal annual installments beginning on the first anniversary of the date of grant.

Employment Agreements

Berkshire Bank and Berkshire Hills each maintain an employment agreement with Mr. Daly, which provide for a two-year term that extends daily unless the Board of Directors or Mr. Daly gives the other party written notice of non-renewal.  The employment agreements provide for a base salary which is reviewed at least annually.  Mr. Daly’s current salary is $450,000.  In addition to the base salary, the employment agreements provide for, among other things, participation in stock and employee benefit plans and fringe benefits applicable to executive personnel.  See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Daly may receive upon his termination of employment.

Berkshire Insurance Group, Inc., a wholly-owned subsidiary of Berkshire Hills, maintains an employment agreement with Mr. Gorman.  The employment agreement was entered into effective October 23, 2006 and had an initial term through December 31, 2009.  At that time, the term of the agreement is automatically extended for one year, unless the agreement is terminated by the Berkshire Insurance Group or Mr. Gorman.  The employment agreement provides for a base salary which is reviewed at least annually.  Mr. Gorman’s current salary is $250,000.  In addition to the base salary, the employment agreements provide for, among other things, annual incentive compensation, participation in stock and employee benefit plans and fringe benefits applicable to executive personnel.  Except as provided in “Potential Post-Termination Benefits” below, Mr. Gorman is subject to a non-competition agreement during the term of his employment agreement and for three years thereafter.  See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Mr. Gorman may receive upon his termination of employment.

Change in Control Agreements

The Company and the Bank each maintain a change in control agreement with Messrs. Millet, Oleksak and Riley.  Each of the change in control agreements for Mr. Millet has a term of one year and is renewable annually for an additional year at the sole discretion of the Boards of Directors of the Bank and the Company.  Each of the change in control agreements for Messrs. Oleksak and Riley has a term of three years and is renewable annually for an additional year at the sole discretion of the Boards of Directors of the Bank and the Company.  See “Potential Post-Termination Benefits” for a discussion of the benefits and payments Messrs. Millet, Oleksak and Riley may receive upon their termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer as of December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)

Michael P. Daly	8,519		—		$16.75	1/30/2011	7,026	(1)	$182,676
	33,184	(1)	8,297		22.30	1/30/2013	1,577	(3)	41,002
	6,000		—		37.80	1/30/2014	3,333	(4)	86,658
	—		—		—	—	8,072	(5)	209,872
Kevin P. Riley	—		—		—	—	5,000	(6)	130,000
John S. Millet	—		—		—	—	1,781	(7)	46,306
	—		—		—	—	1,000	(4)	26,000
John J. Howard	—		—		—	—	3,333	(8)	86,658
Michael J. Oleksak	—		—		—	—	1,000	(9)	26,000
	—		—		—	—	2,968	(10)	77,168
Ross D. Gorman	—		5,000	(2)	33.46	10/31/2016	—		—
_______________________
(1)	Vest in five equal annual installments commencing on January 30, 2004.
(2)	Vests in full on January 1, 2009.
(3)	Vests in three equal annual installments commencing on January 30, 2006.
(4)	Vest in three equal annual installments commencing on January 30, 2007.
(5)	Vest in four equal annual installments commencing on January 30, 2008.
(6)	Vest in three equal annual installments commencing on October 1, 2008.
(7)	Vests in three equal annual installments commencing on January 30, 2008.
(8)	These awards were forfeited on January 1, 2008 in connection with Mr. Howard’s departure from the Company.
(9)	Vest in three equal annual installments commencing on February 24, 2007.
(10)	Vest in five equal annual installments commencing on January 30, 2008.
(11)	Based upon the Company’s closing stock price of $26.00 on December 31, 2007.

Option Exercises and Stock Vested

The following table provides information concerning stock option exercises and the vesting of stock awards for each named executive officer, on an aggregate basis, during 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael P. Daly	5,656	$94,738	11,270	$379,799
Kevin P. Riley	—	—	—	—
John S. Millet	—	—	500	16,850
John J. Howard	—	—	1,667	52,194
Michael J. Oleksak	—	—	500	17,305
Ross D. Gorman	—	—	—	—

Pension Benefits

The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer.

Name	Plan Name	Present Value of Accumulated Benefit ($)

Michael P. Daly	Berkshire Bank Supplemental Executive Retirement Plan	$755,929(1)
__________________________
(1)
The material assumptions used to calculate the accumulated benefit were:  the 1994 Group Annuity Mortality Reserve Table for post-retirement mortality; no pre-retirement mortality; and a 6.0% discount rate pre- and post-retirement.

The Bank maintains a supplemental retirement arrangement with Mr. Daly to provide him with an annual retirement benefit following separation from service (other than for cause) on or after attaining age 62.  The normal retirement benefit equals 46.6% of Mr. Daly’s average total salary and bonus paid during any three consecutive completed calendar years preceding termination of employment that produce the highest annual benefit.  If Mr. Daly separates from service on or after age 55 for reasons other than death, disability or following a change in control, he would receive an early retirement benefit based on the annual retirement benefit described above, reduced by 5% for each year by which his age at termination is less than age 62.

Nonqualified Deferred Compensation

The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal year 2007.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Michael P. Daly	$11,861(1)	$251,451
__________________________
(1)
The amount disclosed in the earnings column represents interest earned and dividends paid.  Such amount is reported as compensation for Mr. Daly for the fiscal year ended December 31, 2007 under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(2)	Reflects the market value as of December 31, 2007 of 9,215 shares held in trust for benefit of Mr. Daly under the plan.
(3)
The market value of the shares allocated to Mr. Daly under the supplemental executive retirement plan were previously reported as compensation to Mr. Daly in the proxy statement in the year in which the allocation occurred.

The Bank maintained the Berkshire Bank Supplemental Executive Retirement Plan (the “SERP”) to provide restorative payments to executives designated by the Board of Directors who were prevented from receiving the full matching contribution under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans.  The plan also provided for restorative benefits related to the Bank’s employee stock ownership plan.  However, in connection with the termination of the employee stock ownership plan, the SERP was terminated and shares held in trust were distributed to Mr. Daly on February 20, 2008, the only participant in the SERP.

Potential Post-Termination Benefits

Payments Made Upon Termination for Cause.  If either Mr. Daly or Mr. Gorman is terminated for cause (as defined under each executive’s agreement), he will receive his base salary and for Mr. Gorman, any additional compensation that shall have accrued, through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Payments Made Upon Termination without Cause or for Good Reason.  If the Company or the Bank chooses to terminate Mr. Daly’s employment for reasons other than for cause (including his incapacity due to disability as discussed above), or if he resigns from the Company or the Bank under specified circumstances that would constitute constructive termination, Mr. Daly (or, upon his death, his beneficiary) would be entitled to receive an amount equal to the remaining base salary and incentive compensation payments, including amounts related to stock-based compensation, due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement.  The Company and the Bank would also continue and/or pay for life, medical, health, dental and disability coverage for Mr. Daly and his covered dependents until the earliest of his death, employment with another employer or the end of the remaining term of the employment agreements.  Upon termination of Mr. Daly’s employment under these circumstances, he must adhere to a one-year non-competition, as well as a non-disclosure restriction.

If Berkshire Insurance Group terminates Mr. Gorman’s employment for reasons other than for cause or because of Mr. Gorman’s death or disability, or if he resigns from Berkshire Insurance Group  following a substantial breach of the employment agreement by Berkshire Insurance Group, Mr. Gorman would be entitled to receive: (1) his base salary and incentive compensation accrued through the date of termination; and (2) a severance payment equal to the sum of (a) his base salary for the greater of the number of months remaining under the current term of his employment agreement or 12 months (the “severance pay period”) and (b) for each month of the severance pay period, an amount equal to one-twelfth of the executive’s annual incentive compensation.  During the severance pay period, the executive will continue to receive certain health and welfare benefits.  Upon termination of Mr. Gorman’s employment by Berkshire Insurance Group, he must adhere to a three-year non-competition restriction.  However, no restrictions apply if Mr. Gorman terminates employment following a substantial breach of the employment agreement by Berkshire Insurance Group.

Payments Made Upon Disability.  If Mr. Daly becomes disabled and begins to receive benefits under the long-term disability insurance policy maintained by the Bank, the Bank may reduce Mr. Daly’s base salary by amounts he receives under the disability policy insurance.  If Mr. Daly becomes incapacitated as a result of a disability and can no longer perform his duties, the Bank may terminate the agreement and pay him severance in the same manner as for involuntary termination, as discussed below.  Upon such termination, Mr. Daly will receive continued medical and life insurance coverage for two years following his termination of employment.

If Mr. Gorman becomes permanently disabled (as defined in the agreement), he will receive his base salary and incentive compensation accrued through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.  If Mr. Gorman becomes temporarily disabled (as defined in the agreement), he will receive his base salary and incentive compensation accrued for six months.  Such payments will be reduced by amounts Mr. Gorman received under disability insurance policy maintained by the Bank.

Under his supplemental retirement arrangement with Berkshire Bank, if Mr. Daly separates from service due to disability, he will receive the normal retirement benefit, regardless of his age at the time of separation from service.   Mr. Daly has elected to receive his normal or early retirement benefit in the form of an actuarially equivalent lump sum payment.  The agreement provides that benefit payments will commence not later than 60 days following Mr. Daly’s separation from service.

Upon termination due to disability, outstanding stock options granted pursuant to our 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan automatically vest and remain exercisable until the earlier of one year from the date of termination due to disability or the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest in full upon termination due to disability.

Payments Made Upon Death.  Under his employment agreement, in the event of Mr. Daly’s death, his estate is entitled to receive his base salary for an additional six months.  Additionally, his dependents’ medical coverage will be paid for six months.

           If Mr. Gorman dies, under his employment agreement, he will receive his base salary and incentive compensation accrued through the date of termination and retain the rights to any vested benefits subject to the terms of the plan or agreement under which those benefits are provided.

Under his supplemental retirement arrangement with Berkshire Bank, if Mr. Daly dies while employed by the Bank, his estate will receive the normal retirement benefit, regardless of his age at the time of death.   Mr. Daly has elected to receive his normal or early retirement benefit in the form of an actuarially equivalent lump sum payment.  The agreement provides that benefit payments will commence not later than 60 days following Mr. Daly’s separation from service.

Upon termination due to death, outstanding stock options granted pursuant to our 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan automatically vest and remain exercisable until the earlier of one year from the date of death or the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest in full upon death.

Payments Made Upon a Change in Control. Under Mr. Daly’s employment agreements, if voluntary termination (upon circumstances discussed in the agreements) or involuntary termination follows a change in control of the Company or the Bank, Mr. Daly (or, upon his death, his beneficiary) would be entitled to a severance payment equal to the greater of:  (1) the payments and benefits due for the remaining term of the agreement; or (2) three times the average of his annual compensation (as described in the agreements) for the five preceding taxable years.  In addition, for a period of 36 months following a change in control, Mr. Daly (and his dependents (if any)) would be entitled to continued life, medical and disability coverage substantially identical to the coverage received before the change in control.  Mr. Daly’s change in control benefits also include the use of any club membership or automobile or other perquisite that was in place at the time of the change in control through the remaining term of the agreement and will be entitled to purchase the perquisite at the end of the term.  Mr. Daly’s employment agreement also provides that upon his termination of employment following a change in control, Mr. Daly will be entitled to the employer contributions he would have received under the employee stock ownership plan and 401(k) plan had he continued his employment for the remaining term of his agreement.  Although the Company and the Bank employment agreements each provide for a severance payment if a change in control occurs, Mr. Daly would not receive duplicative payments or benefits under the agreements.  Mr. Daly would also be entitled to receive a tax indemnification payment if payments under the employment agreements trigger liability under Section 280G of the Internal Revenue Code for the excise tax applicable to “excess parachute payments.”  Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed a “base” amount that is three times the executive’s average taxable income over the five years preceding the change in control (“280G Limit”).  The excise tax equals 20% of the amount of the payment in excess of the executive’s base amount.

Under his supplemental retirement arrangement with Berkshire Bank, if Mr. Daly separates from service following a change in control, he will receive the normal retirement benefit, regardless of his age at the time of separation from service.  Upon termination in connection with a change in control, Mr. Daly will receive the payment in a lump sum benefit.  The agreement provides that benefit payments will commence not later than ten days following the change in control.

Messrs. Millet, Oleksak and Riley have entered into change in control agreements with the Company and the Bank.  The change in control agreements provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) follows a change in control of the Company or the Bank, the executive would be entitled to a cash severance payment and continued health benefits.  If Mr. Millet’s employment is terminated following a change in control, he will receive a cash severance benefit equal to one times his annual average compensation for the five years preceding the change in control and continued health benefits for 12 months following his termination of employment.  Under the same circumstances, Messrs. Oleksak and Riley would each be entitled to a cash severance payment equal to three times his average annual compensation for the five years preceding the change in control and health benefits for 36 months following his termination of employment.  In addition, each executive would also be entitled to receive a tax indemnification payment if payments under the change in control agreements trigger liability under Section 280G of the Internal Revenue Code for the excise tax applicable to “excess parachute payments.”  In addition, Messrs. Millet, Oleksak and Riley must comply with a one-year non-competition and non-disclosure provision following their receipt of severance payments under the agreements.

In the event of a change in control of Berkshire Hills or Berkshire Bank, outstanding stock options granted pursuant to our 2001 Stock-Based Incentive Plan and 2003 Equity Compensation Plan automatically vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options.  Restricted stock awards granted to these officers under the plan also vest in full upon a change in control.  The value of the accelerated options and restricted stock grants count towards each executive’s 280G Limit.

The following table provides the amount of compensation payable to Mr. Daly for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Without Cause	Change in Control With Termination of Employment	Disability	Death

Base Salary	$–	$–	$–	$200,000	$200,000
Bonuses	–	–	–	160,000	160,000
Health and welfare benefits	–	–	–	21,048	5,262

Severance payments and benefits:
Base salary and bonuses	–	956,066	2,079,562	–	–
401(k) matching contribution	–	31,500	47,250	–	–
Health and welfare benefits	–	21,048	31,573	–	–
Other fringe benefits	–	45,428	68,142	–	–
Value of acceleration of unvested equity awards	–	–	520,630	520,630	520,630
Payment under SERP	–	–	3,173,282	3,173,282	3,173,282
Section 280G tax gross-up	–	–	2,773,078	–	–

The following table provides the amount of compensation payable to Mr. Gorman for each of situations listed below assuming his employment was terminated on December 31, 2007.

	Payments Due Upon
	Termination For Cause	Termination Without Cause	Termination Due to Death or Disability	Termination Due to Breach

Severance payments and benefits:
Base salary	$–	$–	$–	$–
Additional Compensation	–	–	–	–
Severance Pay	–	250,000	–	250,000
Health and welfare benefits	–	12,769	–	12,769
Accelerated option value	–	–	–	–

The following table provides the amount of compensation payable to Messrs. Millet, Oleksak and Riley upon their termination of employment in connection with a change in control.

	Mr. Millet	Mr. Oleksak	Mr. Riley

Severance payments and benefits:
Annual compensation	$365,985	$619,040	$930,000
401(k) matching contribution	9,815	11,789	–
Health and welfare benefits	12,644	6,158	38,308
Value of acceleration of unvested equity awards	76,646	103,168	130,000
Section 280G tax gross-up	180,952	283,187	390,208

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2007, except for two late reports filed by Mr. Mahoney and one late report filed by each of Messrs. Dimock, Millet, Oleksak, Templeton and Shepard Rainie, Executive Vice President of the Bank.  Each of Mr. Mahoney’s late reports discloses the sale of common stock.  Each of Messrs. Dimock, Oleksak and Rainie’s late reports was for the receipt of a grant of restricted stock.  Mr. Millet’s late report reflected one transaction involving the sale of common stock and receipt of a grant of restricted stock.  Mr. Templeton’s late report disclosed two transactions, one of which involved the exercise of stock options and one of which was the sale of common stock.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors.  However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations.  Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.  The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.  Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Pursuant to the Company’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as any other related person transactions, for the purpose of recommending to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  For the 2007 fiscal year, the Company was not engaged in any transactions with related persons of a type or in such amount that was required to be disclosed pursuant to applicable Securities and Exchange Commission rules and regulations.

Also, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed $500,000 and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors.  Additionally, pursuant to the

Company’s Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company’s General Counsel.  Such potential conflicts of interest include, but are not limited to, the following:  (i) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Procedures Governing Related Persons Transactions

We maintain Procedures Governing Related Person Transactions, which are a written set of procedures for the review and approval of transactions involving related persons.  Under these procedures, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the procedures consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;
•	the Company is, will, or may be expected to be a participant; and
•	any related person has or will have a direct or indirect material interest.

The procedures exclude certain transactions, including:

•
any compensation paid to an executive officer of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission or the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of the Company if such compensation is disclosed according to the proxy rules of the Securities and Exchange Commission;
•
any transaction with a related person involving the extension of credit provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties.  However, loans on nonaccrual status or that are past due, restructured or potential problem loans are not considered excluded transactions;

•
any transaction with a related person in which the amounts due from the related person are for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments and for other transactions in the ordinary course of business;

•	any transaction with a related person in which the rates or charges involved are determined by competitive bids;
•	any transaction with a related person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;
•
any transaction with a related person involving the rendering of services as a common or contract carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•
any transaction in which the interest of the related person arises solely from the ownership of a class of equity securities and all holders of that class of equity services received the same benefit on a pro rata basis.

Related person transactions will be reviewed by the Audit Committee.  In connection with its review, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
•	the size of the transaction and the amount of consideration payable to the related person;
•	the nature of the interest of the related person;
•	whether the transaction may involve a conflict of interest as defined in the Company’s Code of Business Conduct; and
•	whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

For each periodic review of related persons transactions, the Audit Committee will determine if the transactions were fair, reasonable, and within Company policy and will recommend to the disinterested members of the Board of Directors that they should be ratified and approved or make such other recommendation to the Board of Directors as the Audit Committee deems appropriate.  If any transaction recommended for ratification and approval by the Audit Committee is not ratified and approved by the Board of Directors, the Secretary of the Audit Committee will provide a report to the Audit Committee setting forth information about the Board’s actions.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 5, 2008.  If next year’s annual meeting is held on a date more than 30 calendar days from May 15, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting.  However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made.  A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to Berkshire Hills Bancorp, Inc., 24 North Street, P.O. Box 1308, Pittsfield, Massachusetts 01202.  Communications to the Board of Directors should be in the care of Kevin P. Riley, Corporate Secretary.  Communications to individual directors should be sent to such director at the Company’s address.  Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Lawrence A. Bossidy, the Chair of the Corporate Governance/Nominating Committee.  It is in the discretion of the Corporate Governance/Nominating Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  In addition to the solicitation of proxies by mail, Georgeson, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting.  The Company will pay a fee of $8,000 for these services.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone.  None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Appendix A

AMENDED AND RESTATED
BERKSHIRE HILLS BANCORP, INC.
2003 EQUITY COMPENSATION PLAN

1.           DEFINITIONS.

(a)	“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and 424(f) of the Code.

(b)	“Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options and Restricted Stock Awards.

(c)	“Bank” means Berkshire Bank, a Massachusetts-chartered savings bank.

(d)	“Board of Directors” means the board of directors of the Company.

(e)
“Change in Control” means with respect to the Bank or the Company, an event of a nature that (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or (ii) results in a Change in Control of the Company or the Bank within the meaning of the Home Owner’s Loan Act of 1933, as amended, the Federal Deposit Insurance Act and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank’s or the Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the  Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by a Nominating Committee solely composed of members who are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated in which the Bank or Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Committee” means the committee designated, pursuant to Section 3 of the Plan, to administer the Plan.

(h)	“Common Stock” means the common stock of the Company, par value $.01 per share.

(i)	“Company” means Berkshire Hills Bancorp, Inc. and any entity which succeeds to the business of Berkshire Hills Bancorp, Inc.

(j)
“Disability” means any mental or physical condition with respect to which the Participant qualifies for and receives benefits under a long-term disability plan of the Company or an Affiliate, or in the absence of such a long-term disability plan or coverage under such a plan, “Disability” shall mean a physical or mental condition which, in the sole discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent the Participant from fulfilling his duties or responsibilities to the Company or an Affiliate.

(k)	“Employee” means any person employed by the Company or an Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under the Plan.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

(n)	“Fair Market Value” means the market price of Common Stock, determined by the Committee as follows:

(i)	If the Common Stock was traded on the date in question on the Nasdaq Stock Market, then the Fair Market Value shall be equal to the closing price reported for such date;

(ii)
If the Common Stock was traded on a stock exchange for the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iii)	If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(o)	“Incentive Stock Option” means a stock option granted under the Plan, that is intended to meet the requirements of Section 422 of the Code.

(p)
“Non-Statutory Stock Option” means a stock option granted to an individual pursuant under the Plan that is not intended to be and is not identified as an Incentive Stock Option, or a stock option granted under the Plan that is intended to be and is identified as an Incentive Stock Option, but that does not meet the requirements of Section 422 of the Code.

(q)	“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

(r)	“Outside Director” means a member of the board(s) of directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

(s)	“Participant” means any person who holds an outstanding Award.

(t)	“Plan” means this Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan.

(u)	“Restricted Stock Award” means an award of restricted stock granted to an individual pursuant to Section 6 of the Plan.

(v)
“Retirement” means retirement from employment with the Company or an Affiliate in accordance with the then current retirement policies of the Company or Affiliate, as applicable.  “Retirement” with respect to an Outside Director means the termination of service from the board(s) of directors of the Company and any Affiliate following written notice to such board(s) of directors of the Outside Director’s intention to retire.

(w)
“Termination for Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Company and/or any subsidiary of the Company and a Participant.

(x)	“Trust” means a trust established by the Board of Directors in connection with this Plan to hold Common Stock or other property for the purposes set forth in the Plan.

(y)	“Trustee” means any person or entity approved by the Board of Directors or its designee(s) to hold any of the Trust assets.

2.           PURPOSE AND ELIGIBILITY.

This Plan is intended to provide the Company and its Affiliates a means to continue using Common Stock as a form of compensation for Employees and Outside Directors.  Pursuant to the terms of the Plan, the Committee may grant Options and Restricted Stock Awards to Employees and Outside Directors to provide additional incentive to continue to work for the success of the Company and its Affiliates.  The Committee may also grant eligibility to participate in the Plan to consultants and advisors of the Company or an Affiliate.

3.	ADMINISTRATION.

(a)
The Committee shall administer the Plan.  The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors.  A member of the Board of Directors shall be deemed to be “disinterested” only if he or she satisfies: (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.  The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Section 162(m) of the Code.

(b)	The Committee shall:

(i)	select the individuals who are to receive Awards under the Plan;

(ii)	determine the type, number, vesting requirements and other features and conditions of such Awards made under the Plan;

(iii)	interpret the Plan and Award Agreements (as defined below); and

(iv)	make all other decisions related to the operation of the Plan.

(c)
Each Award granted under the Plan shall be evidenced by a written agreement (“Award Agreement”).  Each Award Agreement shall constitute a binding contract between the Company or an Affiliate and the Award holder, and every Award holder, upon acceptance of an Award  Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement.  The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee.  In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i)	the type of Award granted;

(ii)	the Exercise Price of any Option;

(iii)	the number of shares subject to the Award;

(iv)	the expiration date of the Award;

(v)	the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi)	the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairman of the Committee and such other directors and Employees as shall be designated by the Committee are hereby authorized to execute Award Agreements on behalf of the Company or an Affiliate and to cause them to be delivered to the recipients of Awards granted under the Plan.

(d)
The Committee may delegate all authority for the determination of forms of payment to be made or received by the Plan and for the execution of any Award Agreement.  The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.

4.	STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 11 of the Plan, the number of shares reserved for awards under the Plan is 500,000 (300,000 initial shares plus 200,000 added in 2007), including for purchase pursuant to the exercise of Options (Incentive Stock Options and Non-Statutory Stock Options) and grants of Restricted Stock Awards.  The shares of Common Stock issued under the Plan may be either authorized but unissued shares or authorized shares previously issued and acquired or reacquired by the Company.  Shares underlying outstanding Awards will be unavailable for any other use, including future grants under the Plan, except that, to the extent the awards terminate, expire or are forfeited without vesting or having been exercised, new awards may be granted with respect to these shares subject to the limitations set forth in this Section 4.

5.	OPTIONS.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Options, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(a)	Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(b)	Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(c)
Non-Transferability.  Unless otherwise determined by the Committee in accordance with this Section 5(c), an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession.  The Committee may, however, in its sole discretion, permit transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act.  For purposes of this Section 5(c), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(i)	to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(ii)
for no consideration to: (1) any member of the individual’s Immediate Family; (2) a trust solely for the benefit of members of the individual’s Immediate Family; (3) any partnership whose only partners are members of the individual’s Immediate Family; or (4) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family; or

(iii)	to the Greater Berkshire Foundation, Inc. or the Berkshire Hills Foundation.

For purposes of this Section 5(c), “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption.  Nothing contained in this Section 5(c) shall be construed to require the Committee to give its approval to any transfer or assignment of any Non-Statutory Stock Option or portion thereof, and approval to transfer or assign any Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof.  The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to such Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Non-Statutory Stock Option.

(d)	Special Rules for Incentive Stock Options. Notwithstanding foregoing provisions, the following rules apply to the grant of Incentive Stock Options:

(i)
If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Company at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(ii)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(iii)
To the extent the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Company, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Options in excess of the limit shall be treated as Non-Statutory Stock Options.  Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(iv)
Each Award Agreement for an Incentive Stock Option shall require the individual to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(v)
Incentive Stock Options exercised more than three (3) months following the date an Employee terminates employment (for reasons other than death or Disability) will be treated as Non-Statutory Stock Options.  In the event employment is terminated due to death or Disability, Incentive Stock Options will remain exercisable for one (1) year from the date the Employee terminates employment.

(e)
Acceleration Upon a Change in Control. Upon a Change in Control, all Options held by a Participant as of the date of the Change in Control shall immediately become exercisable and shall remain exercisable until the expiration of the Option term.

(f)	Termination of Employment or Service. The following rules apply upon the termination of a Participant’s employment or other service:

(i)
In General.  Unless the Committee determines otherwise, upon termination of employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, a Participant may exercise only those Options that were immediately exercisable by the Participant at the date of termination, and only for a period of three (3) months from the date of termination, or, if sooner, until the expiration of the Option term.

(ii)	Retirement. Unless the Committee determines otherwise, upon a Participant’s Retirement, the Participant may exercise only those Options that were immediately exercisable by the Participant at the date of Retirement, and only for a period of one (1) year from the date of Retirement, or, if sooner, until the expiration of the Option term.

(iii)
Disability or Death.  Unless the Committee determines otherwise, upon termination of a Participant’s employment or service due to Disability or death, all Options shall become immediately exercisable and shall remain exercisable for a period of one (1) year from the date of termination, or, if sooner, until the expiration of the Option term.

(iv)
Termination for Cause.  Unless the Committee determines otherwise, upon Termination for Cause, all rights to a Participant’s Options, whether or not exercisable, shall expire immediately upon the effective date of Termination for Cause.

(g)	Limitations of Option Grants for Section 162(m) of the Code. Effective May 15, 2008, the Committee may not grant more than 50,000 Options to any individual in any single calendar year.

6.	RESTRICTED STOCK AWARDS.

The Committee may make grants of Restricted Stock Awards which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a)	Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(b)	Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(i)
The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred.  For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(ii)
Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned in his or her lifetime only by the individual to whom it is granted.  Upon the death of a Participant, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution.  The designation of a beneficiary shall not constitute a transfer.

(iii)
If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(c)
Acceleration of Vesting Upon a Change in Control. Upon a Change in Control, all Restricted Stock Awards held by a Participant as of the date of the Change in Control shall immediately vest and any further restrictions shall lapse.

(d)	Termination of Employment or Service. The following rules will govern the treatment of a Restricted Stock Award upon the termination of a Participant’s employment or other service:

(i)
In General. Unless the Committee determines otherwise, upon the termination of a Participant’s employment or service for any reason other than Retirement, Disability or death, or Termination for Cause, all unvested Restricted Stock Awards held by the Participant will be forfeited and any rights the Participant had to such Restricted Stock Award will become null and void.

(ii)
Retirement.  Unless the Committee determines otherwise, upon a Participant’s Retirement, all unvested Restricted Stock Awards held by the Participant will be forfeited as of his or her Retirement date.  All rights the Participant had to such unvested Restricted Stock Awards will become null and void.

(iii)
Disability or Death.  Unless otherwise determined by the Committee, in the event of a termination of a Participant’s service due to Disability or death, all unvested Restricted Stock Awards held by such Participant shall immediately vest as of the date of such termination.

(iv)
Termination for Cause.   Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be forfeited and any rights the Participant had to such unvested Restricted Stock Awards will become null and void.

(e)
Issuance of Certificates. Unless otherwise held in trust and registered in the name of the Plan trustee, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Restricted Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom the Restricted Stock Award was granted, evidencing such shares; provided, that the Company shall not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares.  Each such stock certificate shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan entered into between the registered owner of such shares and Berkshire Hills Bancorp, Inc. or its Affiliates.  A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, Massachusetts 01201.”

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement.  Each certificate issued pursuant to this Section 6(e) shall be held by the Company or its Affiliates, unless the Committee determines otherwise.

(f)
Treatment of Dividends.  Participants are entitled to all dividends and other distributions declared and paid on Common Stock with respect to all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Company in the event of forfeiture of the Restricted Stock Award.  In the event the Committee establishes a trust for the Incentive Plan, the Committee may elect to distribute dividends and other distributions at the time the Restricted Stock Award vests or pay the dividends (or other distributions) directly to the Participants.

(g)
Voting of Restricted Stock Awards.  Participants who are granted Restricted Stock Awards are entitled to vote or to direct the Plan Trustee to vote, as the case may be, all unvested shares of Common Stock subject to the Restricted Stock Award.

(h)
Performance Awards. Subject to the limitations of this Plan, the Committee may, in its discretion, grant performance awards to eligible individuals upon such terms and conditions and at such times as the Committee shall determine.  Performance awards may be in the form of performance shares.  An award of a performance share is a grant of a right to receive shares of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value of a share of Common Stock.

Subject to the terms of this Plan and the requirements of Section 409A of the Code, the Committee has the authority to determine the nature, length and starting date of the period during which a Participant may earn a performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned.  These conditions may include specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Performance awards granted under the Plan may be based on one or more of the following business criteria: basic earnings per common share, basic cash earnings per common share, diluted earnings per common share, diluted cash earnings per common share, net income, cash earnings, net interest income, non-interest income,  general and administrative expense to average assets ratio, cash general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate spread, loan production volume, non-performing loans, cash flow, strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management, or any combination of the foregoing.  Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares of common stock outstanding, or to assets or net assets.

No later than 90 days following the commencement of a performance period (or such other time as may be required by Section 162(m) of the Code), the Committee shall, in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between the performance goals and targets and the amounts to be earned by each participant for the performance period.

7.	DEFERRED PAYMENTS.

The Committee, in its discretion, may permit an individual to elect to defer the receipt of all or any part of any cash or stock payment under the Plan, or the Committee may determine to defer receipt by some or all individuals, of all or a portion of any payment.  The Committee shall determine the terms and conditions of any permitted deferral, including the period of deferral, the manner of deferral and the method used to measure appreciation on deferred amounts until paid.

8.	METHOD OF EXERCISING OPTIONS.

Subject to any applicable Award Agreement, an individual may exercise any Option, in whole or in part, at such time or times as the Committee specifies in the Award Agreement.  The individual may make payment of the Exercise Price in such form or forms as the Committee specifies in the Award Agreement, including, without limitation, payment by delivery of cash, Common Stock or a cashless exercise with a qualified broker.  Any Common Stock used in full or partial payment of the Exercise Price shall be valued at the Fair Market Value of the Common Stock on the date of exercise.  Delivery by the Company of the shares as to which an Option has been exercised shall be made to the person exercising the Option or the designee of such person.  If so provided by the Committee upon grant of the Option, the shares received upon exercise may be subject to certain restrictions upon subsequent transfer or sale by the Participant.  In the event the Exercise Price is to be paid in full or in part by surrender of Common Stock, in lieu of actual surrender of shares of Common Stock the Company may waive such surrender and instead deliver to or on behalf of the Participant a number of shares equal to the total number of shares as to which the Option is then being exercised less the number of shares which would otherwise have been surrendered by the Participant to the Company.

9.	RIGHTS OF INDIVIDUALS.

No individual shall have any rights as a shareholder with respect to any shares of Common Stock covered by a grant under this Plan until the date of issuance of a stock certificate for such Common Stock.  Nothing contained in this Plan or in any Award Agreement confers on any person the right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate an individual’s services.

10.	DESIGNATION OF BENEFICIARY.

With the Committee’s consent, an individual may designate a person or persons to receive, upon the individual’s death, any award to which the individual would then be entitled.  This designation shall be made upon forms supplied by and delivered to the Company and it may be revoked in writing.  If an individual fails to effectively designate a beneficiary, the individual’s estate shall be deemed to be the beneficiary for purposes of the Plan.

11.	DILUTION AND OTHER ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock, by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or any other increase or decrease in such shares, without receipt or payment of consideration by the Company, or in the event an extraordinary capital distribution is made, the Committee may make adjustments to previously granted awards, to prevent dilution, diminution, or enlargement of the rights of individuals, including any or all of the following:

(a)	adjustments in the aggregate number or kind of shares of Common Stock or other securities that may underlie future awards under the Plan;

(b)	adjustments in the aggregate number or kind of shares of Common Stock or other securities that underlie awards already made under the Plan; and

(c)	adjustments in the Exercise Price of outstanding Options.

The Committee, however, shall not make adjustments that materially change the value of benefits available to an individual under a previously granted award.  All Awards under this Plan shall be binding upon any successors or assigns of the Company.

12.	TAXES.

Under this Plan, whenever cash or shares of Common Stock are to be delivered, the Committee is entitled to require as a condition of delivery that:

(a)	the Participant remit an amount sufficient to satisfy all related federal, state, and local withholding tax requirements;

(b)	the withholding of such sums may come from compensation otherwise due to the Participant or from shares of Common Stock due to the individual under this Plan; or

(c)
any combination of (i) and (ii), above; provided, however, that no amount shall be withheld from any cash payment or shares of Common Stock related to an Option transferred by the Participant in accordance with this Plan.

13.	NOTIFICATION UNDER SECTION 83(b).

The Committee may, on the date of grant or at a later date, prohibit an individual from making the election described below.  If the Committee has not prohibited an individual from making this election, and the individual shall, in connection with the exercise of any award, make the election permitted under Section 83(b) of the Code, the individual shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service.  This requirement is in addition to any filing and notification required under the regulations issued under the authority of Section 83(b) of the Code.

14.	AMENDMENT OF THE PLAN AND AWARD GRANTS.

(a)
Except as provided in paragraph (c) of this Section 14, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by law, regulation, or otherwise.  Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring shareholder ratification or approval.  Other provisions of this Plan shall remain in full force and effect.  No termination, modification, or amendment of this Plan may adversely affect the rights of an individual under an outstanding award without the written permission of the affected individual.

(b)
Except as provided in paragraph (c) of this Section 14, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no amendment shall adversely affect the rights of an individual under an outstanding Award Agreement without the written consent of the affected individual.

(c)	In no event shall the Board of Directors, without shareholder approval, amend the Plan or shall the Committee amend an Award Agreement in any manner that effectively:

(i)	allows any Option to be granted with an Exercise Price below the Fair Market Value of the Common Stock on the date of grant; or

(ii)	allows the Exercise Price of any Option previously granted under the Plan to be reduced after the date of grant.

15.	EFFECTIVE DATE AND TERMINATION OF THE PLAN.

The Plan shall become effective upon approval by the Company’s shareholders.  The right to grant awards under the Plan will terminate upon the earlier of: (i) ten (10) years after the effective date; or (ii) the issuance of a number of shares of Common Stock pursuant to the exercise of Options and vesting of Restricted Stock Awards equal to the maximum number of shares reserved under the Plan, as set forth in Section 4.  The Board of Directors may suspend or terminate the Plan at any time; provided, however, that no such action will adversely affect an individual’s vested rights under a previously granted award, without the consent of the affected individual.

16.	APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the state of Delaware, except to the extent that Federal law is deemed to apply.

REVOCABLE PROXY
BERKSHIRE HILLS BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 15, 2008
10:00 a.m., Local Time
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the “Company”), consisting of Rodney C. Dimock, Edward G. McCormick, David E. Phelps and Corydon L. Thurston or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 15, 2008 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Michael P. Daly, David B. Farrell, Susan M. Hill, Cornelius D. Mahoney and Catherine B. Miller

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

_____________________________

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Participant:

As a participant in the Berkshire Bank 401(k) Plan (“401(k) Plan”) who invests in Berkshire Hills Bancorp, Inc. common stock through the 401(k) Plan, you are entitled to direct the 401(k) Plan trustee how to vote the shares of Berkshire Hills Bancorp, Inc. (“Company”) common stock credited to your plan account.

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc., I am forwarding you the enclosed GREEN voting instruction card to convey your voting instructions to the 401(k) Plan trustee on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 15, 2008.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Berkshire Hills Bancorp, Inc. Stockholders and a copy of the Company’s Annual Report to Stockholders.

The 401(k) Plan trustee will vote the shares of Company common stock credited to your accounts as directed on the enclosed GREEN voting instruction card as long as the trustee receives your instructions by May 5, 2008.  If you do not direct the trustee how to vote your shares of Company common stock, the trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other participants.

Please complete and sign the enclosed voting instruction card for the 401(k) Plan and return it in the enclosed postage-paid envelope no later than May 5, 2008.   Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Berkshire Bank.

Sincerely,

/s/ Michael P. Daly

Michael P. Daly
President and Chief Executive Officer

VOTING INSTRUCTION CARD
BERKSHIRE HILLS BANCORP, INC. – 401(k) PLAN
ANNUAL MEETING OF STOCKHOLDERS

May 15, 2008
10:00 a.m., Local Time
_______________________________

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Berkshire Hills Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 15, 2008 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Michael P. Daly, David B. Farrell, Susan M. Hill, Cornelius D. Mahoney and Catherine B. Miller

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Stock Award Recipient:

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding you the attached YELLOW vote authorization form provided for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 15, 2008.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”) that are unvested as of March 20, 2008.  The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached YELLOW vote authorization form and return it in the enclosed postage-paid envelope no later than May 5, 2008.

Sincerely,

/s/ Michael P. Daly

Michael P. Daly
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all unvested restricted shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock awarded to me under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”).  Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 15, 2008.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Michael P. Daly, David B. Farrell, Susan M. Hill, Cornelius D. Mahoney and Catherine B. Miller

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Amended and Restated Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than May 5, 2008.